Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672,
333-17979,   333-38891,  333-59177,  333-42054,  and  333-56736)  and  Form  S-3
(Registration No. 333-38893) of our report dated March 6, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 26, 2001